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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the prospectus and under the caption "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 13 to the Registration Statement Form N-1A, No. 33-43177 of Hilliard Lyons Growth Fund, Inc., and to the use of our report dated January 18, 2001, included therein.

                                            /S/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP


Louisville Kentucky

April 26, 2001